As filed with the Securities and Exchange Commission on February 8, 2001
                                                      Registration No. 333-44086
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                         ------------------------------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                                 EUROTECH, LTD.
             (Exact name of registrant as specified in its charter)
                          -----------------------------
   District of Columbia                                           33-0662435
 (State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                                Identification No.

                 10306 Eaton Place, Suite 220, Fairfax, VA 22030
                                 (703) 352-4399
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         -------------------------------
         Don V. Hahnfeldt                         Copies of communications to:
President and Chief Executive Officer                Max A. Stolper, Esq.
  10306 Eaton Place, Suite 220               Leonard Hurt Frost Lilly & Levin PC
       Fairfax, VA 22030                       1701 K Street, N.W., Suite 300
       (703) 352-4399                             Washington, DC 20006-1522
                                                      (202) 223-2500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
Approximate dates of proposed sales to the public: From time to time after this Registration Statement becomes effective.
                                          -------------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuing basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                                 EUROTECH, LTD.

                                    FORM S-3

                              Cross Reference Sheet

    Item No.                          Item Caption                        Location in Prospectus
    --------                          ------------                        ----------------------

        1          Forepart of the Registration Statement and           Front cover page of the
                   Outside Front Cover Page of Prospectus               registration statement; front
                                                                        cover page of the Prospectus
        2          Inside Front and Outside Back Cover                  Outside back cover page of
                   Pages of the Prospectus                              the Prospectus
        3          Summary Information, Risk Factors and                Prospectus Summary; Risk
                   Ratio of Earnings to Fixed Charges                   Factors
        4          Use of Proceeds                                      Use of Proceeds
        5          Determination of Offering Price                      Not applicable
        6          Dilution                                             Not applicable
        7          Selling Security Holders                             Selling Shareholders
        8          Plan of Distribution                                 Plan of Distribution
        9          Description of Securities to be Registered           Description of Capital Stock
       10          Interests of Named Experts and Counsel               Not applicable
       11          Material changes                                     Not applicable
       12          Incorporation of Certain Information by              Additional Information and
                   Reference                                            Information Incorporated by
                                                                        Reference

PROSPECTUS

                        15,554,418 SHARES OF COMMON STOCK

                                       OF

                                 EUROTECH, LTD.

         This Prospectus relates to two offerings:

     o Possible offerings by us of up to 3,000,000 shares of our authorized but at this time unissued common stock, at a price or prices that might be negotiated with potential block positioners, underwriters or institutional investors by reference to the market price of our common stock on the American Stock Exchange, where on February 5, 2001 the stock closed at $2.05 per share; and

     o Possible resales of shares of our outstanding common stock by some of our existing shareholders, including shares that some of these shareholders do not now own but are entitled to acquire either pursuant to "repricing" agreements or upon exercise of warrants that we have issued to them in the past. Any proceeds that these shareholders may realize from the sale of shares in excess of the price that they paid for them, upon the exercise of warrants or otherwise, could be considered underwriting discounts or commissions. We will not receive any proceeds from the sale of these shares, but will receive proceeds from any exercise of the warrants, which, if all were exercised, would total $6,536,000.

         Our common stock is listed and traded on the American Stock Exchange under the symbol "EUO."

         We will bear all expenses, other than selling commissions and fees in connection with sales by selling shareholders, of the registration and sale of the shares being offered by this Prospectus.

                             ----------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" STARTING ON PAGE 3.

                             ----------------------

             NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS
            APPROVED OR DISAPPROVED OUR SECURITIES OR DETERMINED THAT
                    THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                 IT'S ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                             ----------------------

                                February   , 2000

                               PROSPECTUS SUMMARY

      The following summary contains basic information about Eurotech and this Prospectus. It likely does not contain all the information that is important to you. For a more complete understanding, we encourage you to read the entire document and the documents referred to in this Prospectus, including the financial statements and related notes included in the reports that we file with the SEC.

      In this Prospectus, the words "EUROTECH," "Company," "we," "our," and "us" refer to Eurotech, Ltd.

THE COMPANY

      EUROTECH is a development stage technology transfer, holding and management company formed to commercialize new or existing but previously unrecognized technologies. Our current emphasis is on technologies developed by prominent research institutes and individual researchers in the former Soviet Union and Israel. To date we have not yet realized any significant revenues from operations and, since organization through September 30, 2000, we have accumulated net losses totaling $38,214,000.

      Since our formation, we have acquired selected technologies through equity investments, assignments and licensing arrangements. While we intend to continue identifying, monitoring, reviewing and assessing new technologies, our primary focus will be on commercializing EKOR and the other technologies described in the "Business" section of our most recent annual report on Form 10-K.

      EKOR is a silicon-based material to be used for the containment of ecologically hazardous radioactive materials. Through license agreements, we have exclusive world-wide rights to EKOR. EKOR has been accepted by the Ukrainian authorities for remediation work on Chernobyl Reactor No. 4. We have arranged for the manufacture of EKOR in the United States and are in the process of having the U.S.-manufactured product tested for compliance with U.S. government specifications. The results of all tests performed to date have been positive and we, alone or with joint venture engineering partners are actively engaged in discussions with several U.S. Department of Energy sites that have nuclear waste requiring immobilization. If the results of the remaining tests are positive, we visualize the possibility of a large volume of sales to the U.S. Department of Energy and to private sector entities that may also have nuclear waste immobilization requirements.

      As for the other technologies described in our annual report, we either own them outright or we control the respective Israeli companies that own them. In each case, we have both the exclusive right and the opportunity to license the respective technology to manufacturers in various parts of the world that may wish to apply them to diversify their product lines or to arrange for the manufacture of products incorporating these technologies and the sale of the resulting products. We have not yet figured out how we are going to make money out of any of these technologies.

         Our executive office is located at 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030.

THE OFFERING

Common Shares that May be Offered by Us...........     3,000,000 shares of common stock

Common Shares that May Be Offered by the
  Selling Shareholders............................     12,554,418 shares of common stock.

Common Shares Outstanding at September 30,
  2000............................................     44,197,507 shares of common stock.

Common Shares that May be Outstanding
  After Offering (1)..............................     51,507,507 shares of common stock.

Use of Proceeds...................................     If we sell any of the shares that we may
                                                       offer ourselves, we would use the
                                                       proceeds for working capital. We will
                                                       not receive any proceeds from the sale
                                                       of any of the shares that may be sold by
                                                       selling shareholders, though we may
                                                       receive up to $6,536,000 of proceeds
                                                       from the exercise of warrants that
                                                       result in the issuance of some of these
                                                       shares, which proceeds, if received,
                                                       will be used for working capital.

Risk Factors......................................     The common stock offered by this
                                                       Prospectus is speculative and very
                                                       risky. You should carefully consider the
                                                       risk factors contained in this
                                                       Prospectus before investing. See the
                                                       Risk Factors section for a more complete
                                                       discussion of the risks associated with
                                                       investment in EUROTECH shares.


(1) Common shares outstanding at September 30, 2000                   44,197,507

     Add: Common shares that may be offered by us                      3,000,000

     Add: Common shares reserved for issuance upon exercise of           700,000
          warrants held by Woodward LLC

     Add: Common shares reserved for issuance upon exercise of           410,000
          warrants held by other investors and covered by this Prospectus

     Add: Common shares hypothetically issuable to Woodward LLC        3,200,000
          upon "repricing" of shares held by that investor

          Common Shares that May be Outstanding After Offering,       51,507,507
          assuming sale of all 51,507,507 shares covered by this Prospectus and no others

                                  RISK FACTORS

         Please consider carefully the following risk factors before deciding to invest in our common stock:

WE MAY RUN OUT OF MONEY BEFORE WE BEGIN TO GENERATE CASH FLOW FROM OPERATIONS AND THUS BE FORCED OUT OF BUSINESS.

      If we are unable to generate the cash flow that we need to meet our obligations and pay our current expenses, we would have to go out of business, leaving little or no value for our shareholders. In the course of the past year, in an effort to achieve operating revenues, we have added considerably to the level of current expenses by renting a larger office and adding to our team of both salaried personnel and consultants. In addition, as of September 30, 2000 we still owed $3,500,000 principal amount (of which we have since paid $500,000) on account of the convertible debentures that we issued in 1998, which may not be converted if the market price of our outstanding common stock is below the debentures' $2.00 conversion price floor. Again, depending on the market price of our outstanding common stock, further financing from Woodward LLC may cease to be available or be available only on terms that result in an unacceptable level of dilution.


YOU RISK THAT WE WILL NOT BE ABLE TO SELL EKOR AND THAT WE WILL NEVER FIND A WAY TO COMMERCIALIZE OUR OTHER TECHNOLOGIES. IF WE ARE UNABLE TO GENERATE REVENUES FROM SOME SOURCE, WE WOULD HAVE TO GO OUT OF BUSINESS AND YOUR INVESTMENT IN US COULD BE LOST.

         If we can neither sell EKOR nor find a way to commercialize any of our other technologies, we would have to go out of business and your investment in us would be lost. We have yet to receive our first order for EKOR. For instance, the consortium of international engineering firms advising the European Bank for Reconstruction and Development on remediation proposals for the shut-down Chernobyl nuclear power plant in Ukraine has not yet been approved EKOR and no remediation contracts have yet been put out for bids, and even if the consortium approves EKOR and awards contracts, it is possible that pledged G-7 funding for the project may not actually be made available. Even if some orders are forthcoming, we do not yet know whether we will be able, at the prices that we have to charge to cover our manufacturing costs, to achieve the sort of volume that would be necessary to carry our overhead or to compensate adequately the investment that shareholders have made in us. It is possible that our sales may be hindered by commitments that potential customers may have made to alternative methods of remediation. Even if we are able to sell EKOR in satisfactory quantities and at remunerative prices but are unable to find ways to make money out of our other technologies, you risk that we will not be able to achieve a satisfactory return on our capital.


WE HAVE A LIMITED OPERATING HISTORY AND THEREFORE LITTLE BASIS FOR ANY
FORECASTS.

         Our limited operations to date have consisted primarily of identifying, monitoring, reviewing and assessing technologies for their commercial applicability and then attempting to market them. We are subject to all of the business risks associated with a new enterprise, including:

     o   risks of unforeseen capital requirements,

     o   failure of the market to accept our products and technologies,

     o competitive disadvantages as against larger and more established companies,

     o the fact that we have incurred significant operating losses through the end of 2000 and will probably incur further losses during the current year,

     o our not having so far obtained any orders for product for which we will be paid or on which we will make a profit, or to enter into revenue-producing contracts with third parties, and

     o possible financial failure of any projects on which we and our potential working partners may embark.


WE HAVE INCURRED SUBSTANTIAL OPERATING LOSSES AND RISK NEVER MAKING ANY MONEY.

      To date, we have had no significant revenues from operations and, through September 30, 2000, we have incurred losses aggregating $38,214,000. An investor in our shares must take the risk that we will never make any money. None of our products and technologies has ever been utilized on a large-scale commercial basis. Our ability to generate revenues, not to speak of achieving profits, will depend on a variety of factors, many of which are outside our control, including:

     o   size of market,

     o   competition,

     o extent of patent and intellectual property protection afforded to our products,

     o cost and availability of raw material and intermediate component supplies,

     o changes in governmental (including foreign governmental) initiatives and requirements,

     o   changes in domestic and foreign regulatory requirements,

     o costs associated with equipment development, repair and maintenance, and

     o the ability to manufacture and deliver products at prices that exceed our costs.

Even if at some point we begin to generate revenues, our ability to record net income will be impacted adversely to the extent of $1,610,000 annually by amortization of intangible assets, in addition to other costs.


YOU FACE SUBSTANTIAL DILUTION OF YOUR EQUITY OWNERSHIP PERCENTAGE IF MORE OF OUR CONVERTIBLE DEBENTURES ARE CONVERTED, IF MORE OF OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED, OR IF MORE OF THE SHARES THAT WE HAVE ISSUED SINCE LAST YEAR-END ARE REPRICED.

      As part of our 1997 and 1998 convertible debenture financings as well as in connection with our 1999 and 2000 common stock financings, we issued warrants to purchase, in most cases at prices substantially below current market, shares of our common stock, of which warrants to purchase up to an aggregate of 950,000 shares remain outstanding. In addition, we have outstanding or are committed to issue other warrants and options, mostly held by our present or former directors, officers and consultants, to purchase up to 1,878,000 shares, about two-thirds of which are also currently exercisable and 160,000 of which are included among the shares that may be sold pursuant to this Prospectus. Most of our previously outstanding convertible debentures have by now been paid or converted, but we may have to issue up to 1,500,000 additional shares if the holders decide to convert the remaining $3,000,000 principal amount of convertible debentures.

      The agreements pursuant to which we raised $6,315,790 and $10,000,000 from Woodward LLC in March and April 2000 contain repricing provisions that require us to issue additional shares in the proportion to which the outstanding shares of our common stock trade during specified time periods at prices below target prices specified in the respective stock purchase agreements. Thus, declines in the market price of our outstanding shares create a risk of further dilution of your equity ownership.

      The following table shows the combined cumulative dilutive effect of the Woodward repricing provisions, the conversion features of our outstanding debentures, and the exercise prices of our outstanding options and warrants:

                                                    (B)
                                                   NO. OF           (C)
                                                   SHARES          NO. OF           (D)
                                                  HYPOTHE-         SHARES       CUMULATIVE
  ISSUE DATE AND         HYPO-                     TICALLY      ISSUABLE ON    TOTAL NO. OF    (D) AS A
 NUMBER OF SHARES      THETICAL       (A)        ISSUABLE ON    EXERCISE OF       SHARES       PERCENT OF
ISSUED IN WOODWARD     AVERAGE       HYPO-       CONVERSION       WARRANTS     HYPOTHETICALLY  CUMULATIVE
 FINANCING, THEIR      MARKET       THETICAL         OF          OR OPTIONS      ISSUABLE        TOTAL
  REPRICING PRICE       PRICE        NO. OF      DEBENTURES        AT OR        THROUGH END      NO. OF
 AND DATE ON WHICH     DURING      REPRICING      ASSUMING         BELOW          OF LAST       SHARES
  FIRST REPRICING     REPRICING      SHARES     THESE MARKET       THESE         REPRICING   HYPOTHETICALLY
PERIOD BEGINS/BEGAN    PERIOD       ISSUABLE       PRICES          PRICES         PERIOD       OUTSTANDING
-------------------- ------------ ------------- -------------- --------------- -------------- ------------

   March 2, 2000         $10.000          None      1,145,038       3,518,000      4,663,038         8.55
     1,200,000             6.579          None      1,145,038       2,868,000      4,013,038         7.44
     $6.57875               5.00       378,000      1,145,038       2,718,000      4,241,038         7.83
   Sept. 2, 2000            4.00       773,625      1,145,038       2,568,000      4,486,663         8.25
                            3.00     1,431,500      1,478,571       2,168,000      5,028,071         9.15
                            2.00     2,747,250      1,500,000       1,368,000      5,615,250        10.12
                            1.50     5,263,000              0       1,068,000      6,331,000        11.26



April 25, 2000            10.000          None      1,145,038       3,518,000      4,663,038         8.67
    2,000,000              9.375          None      1,145,038       3,018,000      4,163,038         7.82
      $9.375                9.00        83,333      1,145,038       3,018,000      4,246,371         7.96
   Apr. 1, 2001             8.00       343,750      1,145,038       3,018,000      4,506,788         8.41
                            7.00       678,571      1,145,038       3,018,000      4,841,609         8.98
                            6.00     1,125,000      1,145,038       2,868,000      6,709,000         9.47
                            5.00     1,750,000      1,145,038       2,718,000      5,991,038        10.26
                            4.00     2,687,500      1,145,038       2,568,000      7,174,163        11.53
                            3.00     4,250,000      1,428,571       1,968,000      9,078,071        13.48
                            2.00     7,375,000      1,500,000       1,368,000     12,990,250        17.26
                            1.50    10,500,000              0       1,068,000     16,831,000        19.07


As of the date of this Prospectus, one half of the repricing period for the March 2000 financing has expired, with the result that we have issued to Woodward, out of the shares hypothetically issuable to Woodward in accordance with the foregoing table, a total of 741,085 repricing shares. In the registration statement of which this Prospectus is a part, we have registered an extra 3,200,000 shares (including the 741,085 shares that we have already issued) to anticipate this repricing contingency, and in our balance sheets as of June 30 and September 30, 2000 we have created for this contingency a 2,000,000 share reserve.

     Our Board has authorized us to call on Woodward for a further $4,000,000 financing. We are not at this time registering for resale any of the shares that we may issue in that financing or any repricing shares that we may need to issue with respect thereto in the future.

     It is possible that we will need still more money to continue in business. While Woodward LLC has agreed to furnish to us up to an additional $56,000,000 (including the $4,000,000 financing on which we are currently working) if necessary, raising the additional money would require us to issue to that investor additional shares of common stock and thus further dilute your percentage ownership interest in us. Your percentage ownership would be similarly diluted if we raise the additional money by selling some or all of the 3,000,000 shares that we have registered for sale by us.


WE FACE UNKNOWN ENVIRONMENTAL LIABILITY RISKS AND WE DON'T CARRY ENVIRONMENTAL LIABILITY INSURANCE; THE SUCCESSFUL ASSERTION AGAINST US OF ENVIRONMENTAL LIABILITY COULD PUT US OUT OF BUSINESS.

         Our radioactive containment material technology is subject to numerous national and local laws and regulations relating to the storage, handling, emission, transportation and discharge of materials of that type, and the use of specialized technical equipment in the processing of that type of material. There is always the risk that our containment material might fail to perform as expected or be mishandled, or that there might be equipment or technology failures; the failures could result in significant claims for personal injury, property damage, and clean-up or remediation. Any claims against us could have a material adverse effect on us. We do not presently carry any environmental liability insurance, and we may be required to obtain insurance like that in the future in amounts that we can't presently determine. Environmental liability insurance, even if obtained, will likely not provide coverage against all claims, which might be greater than any coverage that we might obtain. Thus, the successful assertion of environmental liability could put us out of business.


WE MAY BE SUBJECT TO SIGNIFICANT COMPETITION AND THE EXISTENCE OR DEVELOPMENT OF PREFERRED TECHNOLOGIES, WHICH MAY KEEP US FROM SELLING OUR PRODUCTS AND TECHNOLOGIES AT A PROFIT OR AT ALL.

      The near term, we project that the primary markets for our products and technologies will be principally chemical manufacturing companies and radioactive contamination containment, remediation and transportation organizations. Similarly, we expect mid-term markets to continue in these industries. We have limited experience in marketing our products and technologies and, other than in connection with the remediation of Reactor 4 at the Chernobyl Nuclear Power Plant, intend to rely on licenses to and joint ventures with major international chemical and other companies for the marketing and sale of our technologies. In contrast, other private and public sector companies and organizations have substantially greater financial and other resources and experience than we do. Competition in our business segments is typically based on product recognition and acceptance, price, and marketing and sales expertise and resources. Any one or more other enterprises not presently known to us may develop technologies or products that are as good as or superior to ours, significantly underprice our products and technologies, or more successfully market existing or new competing products and technologies.

OUR PROPRIETARY TECHNOLOGY AND PATENTS MAY NOT GIVE US ADEQUATE PROTECTION, SO THAT OTHERS MAY BE ABLE TO DEVELOP SIMILAR TECHNOLOGIES OR MAY NOT ALLOW US TO APPLY OUR TECHNOLOGIES, EITHER AT ALL OR WITHOUT PAYING LICENSE FEES.

         Of our present technologies, U.S. patent protection has been sought for the EKOR compound material; for HNIPU, modified polyurethane; for LEM, a synthetic rubber; and for a powdered metallurgy technology. Foreign patent protection has been sought for a coatings and a continuous combustion synthesis technology. On March 23, 1999, EAPS, the Russian organization from which we obtained the license for the EKOR technology, received a patent on the process for the manufacture of the EKOR compound from the U.S. Patent and Trademark Office, Patent No. 3,886,060. We also own U.S. Patent No. 5,880,203 issued on March 9, 1999 for adhesive composition. Nevertheless, there are risks that:

     o one or more of our pending or future patent applications will not be approved,

     o we may not be able to develop any additional proprietary technology that is patentable,

     o patents that are issued to us will not provide us with competitive advantages,

     o   patents, if obtained, may be successfully challenged by third parties,

     o patents of others may have an adverse effect on our ability to conduct our business, and

     o   one or more of our technologies may infringe on the patents of others.

By the same token, others may independently develop technologies that are similar or superior to ours, that duplicate one or more of our processes, or that design around any technology that is patented by us.

         It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to our products. In situations like that, any license under conflicting patents of third parties might not be made available to us on acceptable terms, if at all, or that we would prevail in any contest involving our patents. We could incur substantial costs in defending ourselves in suits brought against us on our patents or in bringing patent suits against other parties.

         We also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. There is always the risk that these agreements will be breached, that we might not have adequate remedies for any breach, or that our trade secrets and proprietary know-how will otherwise become known or be independently discovered by others.


THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE WIDELY AS A RESULT NET LOSSES AND OUR NOT HAVING AS YET GENERATED ANY REVENUES FROM OPERATIONS, AND THUS YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT A PRICE CLOSE TO THE PRICE OF THE LAST PREVIOUS SALE.

         An investor in our shares may not be able to sell them at a price close to the price of the last previous sale. This is because the market is relatively illiquid. Since September 1, 2000, when our shares became listed and began to trade on the American Stock Exchange, the average daily trading volume has been 103,474 shares and actual sale prices have fluctuated between a low of 1.25 and a high of 6.125. In the twelve months to December 31, 2000 actual sale prices have fluctuated between a low of 1.25 and a high of 7.9375. Prices for our common stock will be influenced by many factors, including not only the depth and liquidity of the market for the common stock but also investor perception of us and our products, general economic and market conditions, and the fact that to date we have incurred losses and not generated any operating revenues. The market price of our common stock may also be significantly influenced by factors such as the announcement of new projects by us or our competitors and quarter-to-quarter variations in our results of operations.

ENVIRONMENTAL REGULATION IN VARIOUS COUNTRIES MAY PREVENT THE COST-EFFECTIVE APPLICATION OF SOME OR ALL OF OUR TECHNOLOGIES.

         The manufacture, transport and application of our EKOR technology and our other materials technologies and products incorporating these technologies are subject to U.S., Russian, Ukrainian, Japanese and various Western European environmental safety laws and regulations pertaining to the containment and remediation of radioactive contamination and the toxicity of materials used and the manufacture, transport and application of other materials. Even if a material is certified for specific applications in a particular country, it may not be certified for other applications, and it is possible that one or more countries may in the future adopt more stringent standards that could materially increase our cost of producing and using the EKOR compound, or prevent its use altogether, or could prevent or make prohibitively expensive the application of some or all of our other technologies.


WE ARE DEPENDENT ON KEY PERSONNEL AND CONSULTANTS, THE LOSS OF THE SERVICES OF SOME OF WHOM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         We are substantially dependent upon the services of our nine full-time executive employees and our consultants. The loss of the services of an executive employee or consultant without adequate replacement could have a material adverse effect upon our business. We do not have "key man" insurance.


                                 USE OF PROCEEDS

      Existing shareholders are offering these shares for their own accounts. We will not receive any proceeds from their sale. Some of the shares that may be offered are currently unissued shares that various persons may acquire upon the exercise of warrants, and in those cases we would receive the proceeds, of up to $6,536,000, of warrant exercises. We would use these proceeds, if any, for working capital.

      If we sell any of the shares that we have registered for sale by us, we would use the net proceeds of the sales for working capital. If we sold all 3,000,000 shares that have registered at the closing price of our common stock on February 5, 2001, we would realize $6,150,000, before underwriting or other discounts or commissions and other expenses of sale.


                              SELLING SHAREHOLDERS

      The following table sets forth certain information for each of the beneficial owners of the 13,985,918 shares of common stock registered in the registration statement covering shares being offered by selling shareholders. These shares will be sold, if at all, solely by and at the discretion of the selling shareholders. We will not receive any proceeds from any sales, though, as indicated below, some of these shares are at this time unissued and are issuable by us to investors upon their exercise of presently outstanding warrants, in which cases we would receive the proceeds of the warrant exercises. The information in the first and last two columns is based on information derived by us from our records, from statements on Schedule 13D, where applicable, or from information voluntarily furnished to us by the respective selling shareholder. It is possible, however, that some of the selling shareholders own beneficially some shares that we do not know about and that they are free to sell without our registering them.

                                                                                               NUMBER OF SHARES TO      % OF
                                                                                               BE OWNED BY SELLING     SHARES
                                                                                              SHAREHOLDER OF RECORD     TO BE
                                                                                              OR OTHERWISE KNOWN TO     OUT-
                                                                                                US TO BE OWNED BY      STAND-
                                            NUMBER OF SHARES OWNED                                 THIS SELLING          ING
                                            BY SELLING SHAREHOLDER                            SHAREHOLDER, ASSUMING     UPON
                                            OF RECORD OR OTHERWISE                                 SALE OF ALL          COM-
                                            KNOWN TO US TO BE OWNED      NUMBER OF SHARES     REGISTERED SHARES AND     PLE-
                                                BY THIS SELLING        BEING REGISTERED FOR    NO OTHER SHARES THAT     TION
 NAME AND ADDRESS OF SELLING SHAREHOLDER    SHAREHOLDER AT THE DATE      POSSIBLE SALE BY          THIS SELLING        OF OF-
                                              OF THIS PROSPECTUS       SELLING SHAREHOLDER    SHAREHOLDER MIGHT OWN    FERING
------------------------------------------ -------------------------- ----------------------- ----------------------- ----------
Woodward LLC
Corporate Center
West Bay Road
Grand Cayman
Cayman Islands                       (a)              2,960,403         (1)6,119,318                    None             0

Peter Gulko
976 Farm Haven Drive
Rockville, MD 20852                  (b)              3,640,000            3,640,000                    None             0

Advanced Technology Industries, Inc.
Taubenstrasse 20
D-10117 Berlin, Germany              (c)              1,500,000            1,500,000                    None             0

David Wilkes
15 Sommerset Drive, South
Great Neck, NY 11020                 (d)                811,790         (2)  150,000                 811,790            1.5

JNC Opportunity Fund Ltd.
c/o Olympia Capital (Cayman) Ltd.
Williams House, 20 Reid Street
Hamilton HM 11, Bermuda              (e)                   None         (2)  196,429                    None             0


Diversified Strategies Fund, L.P.
108 South Madison Avenue
Louisville, KY
40243                                (e)                   None         (2)   17,857                    None             0

JNC Strategic Fund Ltd.
c/o Olympia Capital (Cayman) Ltd.
Williams House, 20 Reid Street
Hamilton HM11, Bermuda               (e)                   None         (2)   35,714                    None             0

Spinneret Financial Systems, Inc.
578 Post Road East - 218
Westport, CT 06880                   (f)                771,100              781,100                    None             0

John McNeil Wilkie
2927 44th Street, N.W.
Washington, DC 20016                 (g)                 16,000               10,000                   6,000             *

ECON Investor Relations
5134 Cliff Drive
Tsawwassen, B.C. V4M 2C3
Canada                               (h)                 40,000               40,000                    None             0

Evergreen Communications
127 Dorrance Street
Providence, RI 02903-2828            (i)                 64,000               64,000                    None             0

(a) According to its Statement on Schedule 13G filed with the SEC, Woodward LLC is a Cayman Islands limited liability company the sole director of which is Navigator Management Ltd., a British Virgin Islands company, the sole director of which, we are informed, is David Sims, a resident of the British Virgin Islands. Mr. Sims may, accordingly, be deemed to control Woodward LLC.

(b) Mr. Gulko was one of our organizers and continues to serve as one of our consultants. In these capacities, he acquired 1,110,000 of our shares. About the same time that Mr. Gulko participated in our organization, he also participated under the name of CIS Development Corp. in the organization of a Delaware corporation then called Kurchatov Research Holdings, Ltd. (KRLH), to which we then assigned one-half of our interest in the EKOR technology that was originally sub-licensed to us. In that connection, KRLH issued in the name of CIS Development Corp. 6,795,000 of its shares. As part of a series of transactions with the objective of reacquiring exclusive rights to EKOR (see Note (c)), we acquired from Mr. Gulko these KRHL shares in exchange for our issuance in the name of CIS of 4,530,000 of our shares. On May 3, 2000, we bought back from Mr. Gulko 1,000,000 of these shares for $2,000,000 cash and on September 19, 2000, we bought back from Mr. Gulko another 1,000,000 of these shares for $1,000,000 cash. We are registering the remaining 3,640,000 shares held by Mr. Gulko for possible resale.

(c) The Delaware corporation formerly called Kurchatov Research Holdings, Ltd. (see Note (b)) that was organized about the same time as we were and by the same organizers, and with which until the latter part of 1999 we shared an interest in EKOR. In November 1999, we reacquired exclusive rights to EKOR (subject to some royalty interests); released to KRLH our interests in certain other technologies; assumed certain obligations of KRHL to Spinneret Financial Systems, Inc. (see Note (f)); surrendered to KRLH the shares of its own stock that we had acquired from Mr. Gulko (see Note (b)); issued to KRLH 2,000,000 shares of our common stock (of which we have since repurchased 500,000), which we are obligated to include in the registration statement of which this Prospectus is a part. KRLH, which has changed its name to Advanced Technologies Industries, Inc., is a reporting company; we have no information regarding its directors, officers or major shareholders that is not public information.

(d) Dr. Wilkes was Chairman of our Board of Directors and a major lender to us from December 10, 1998 until January 15, 2000, and since then has served as a consultant to us. The number of shares shown in the above table as owned by him includes 220,000 shares registered in the names of various members of his family and does not include an additional 150,000 shares that Dr. Wilkes has an option to purchase.

(e) The investment adviser to these three entities is Encore Capital Management, L.L.C., 12007 Sunrise Valley Drive, Reston, VA 20191, Neil T. Chau and James Q. Chau, Managing Members. We believe that these three entities own, as a result of debenture conversions and warrant exercises, some shares that they hold in street name and that are currently freely salable under Rule 144(k).

(f) Spinneret Financial Systems, Inc. extended credit to us during the latter part of 1999, which has since been terminated and in consideration of which we issued to Spinneret a warrant to purchase 10,000 shares, which are included above in the shares being offered. We issued 1,000,000 shares of our common stock to Spinneret in December 1999 in consideration of the release by Spinneret of the obligation to it that we had assumed from KRLH (see note (c)); Spinneret still owns 771,100 of these shares and they are included above in the shares being offered. Also in December 1999, Spinneret introduced us to the investment adviser of Woodward, LLC, in consideration of which we have paid and expect to continue to pay to Spinneret 5% of all amounts paid to us by Woodward LLC for shares of our common stock purchased from us by the latter. The principal of Spinneret is Alfred Hahnfeldt, the brother of Don V. Hahnfeldt, our President and Chief Executive Officer.

(g) Mr. Wilkie served as an officer of ours for several months during 1998. To settle a claim by him of wrongful termination of employment under an alleged employment contract, we issued to him the 10,000 shares being registered pursuant to piggy-back registration rights that he bargained for in the settlement agreement.

(h) The principal of this entity is Dawn Van Zant. She and her company have for many years served and currently serve as our public relations consultant. The shares being included in this Prospectus were issued for services rendered.

(i) The principal of this entity is David Gallone. He and his entity have rendered and are currently rendering services as public relations consultants to us, which include an office for Mr. Verdi, the Chairman of our Board of Directors. The shares being included in this Prospectus were issued for such services rendered.

(1) Includes (a) 2,960,403 shares that Woodward LLC has told us it owns at the date of this Prospectus, which includes 741,085 shares that we have issued to Woodward after September 30, 2000 as repricing shares with respect to one-half of the 1,200,000 shares that we issued to Woodward in March 2000;
      (b) 700,000 shares purchasable upon the exercise of immediately exercisable warrants; and (c) an additional 2,458,915 shares to the extent issuable to Woodward LLC upon possible further repricings with respect to the balance of the shares that we issued to Woodward in March 2000 and the 2,000,000 shares that we issued to Woodward in April 2000. In accordance with the SEC's Rule 416(a) under the Securities Act, the Registration Statement also covers a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants.

(2) Issuable upon the exercise of warrants. In accordance with the SEC's Rule 416(a) under the Securities Act, the Registration Statement also covers a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants.

*      Less than 1%.

                              PLAN OF DISTRIBUTION

      The selling shareholders or their respective pledgees, donees, transferees or other successors in interest may sell the registered shares from time to time in one or more transactions for their own accounts (which may include block transactions) on the American Stock Exchange. They may also sell them in any other market in which the shares may be traded, in negotiated transactions, through the writing of options on shares (whether or not options are listed on an options exchange), through short sales, sales against the box, puts and calls and other transactions in our securities or other derivatives thereof, or a combination of methods of sale. Any sales that they might make will be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect transactions by selling shares to or through broker-dealers, including broker-dealers who may act as underwriters, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares for whom broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act or pledge shares as collateral for margin accounts, and the shares could be resold pursuant to the terms of the respective accounts. The selling shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

      In order to comply with some state securities laws, if applicable, the shares may not be resold in a particular state unless the securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with. We will have no obligation to register or qualify the shares for sale in any state and have no intention to do so.

      We have agreed to bear all expenses, other than selling commissions and fees, in connection with the Securities Act registration and sale of the shares being offered by the selling shareholders.

      As to the shares that we may sell for our own account, we could sell them or any of them in one or more transactions at any one time or from time to time to institutional investors or to underwriters for resale to public investors, or on the American Stock Exchange in one or more block transactions or otherwise. Any sales that we might make will be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Before we make any of these sales, we would file and distribute a Prospectus supplement that discloses the terms of sale. If we were to sell all of the 3,000,000 at the current market price, we would realize approximately $7,125,000 before deduction of transaction costs.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital consists of 100,000,000 shares of common stock, par value $.00025 per share, and 5,000,000 shares of "blank check" preferred stock, par value $0.01 per share. As of September 30, 2000, there were outstanding 44,197,507 shares of common stock and no shares of blank check preferred stock. Below is a summary description of the material provisions of our capital stock:

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock. All the issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all shareholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to our offerings of shares of our common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefor. It is our present intention to retain earnings, if any, for use in our business. Dividends are, therefore, unlikely in the foreseeable future.

BLANK CHECK PREFERRED STOCK

         Pursuant to our Articles of Incorporation, our Board is authorized to issue, without any action on the part of our shareholders, up to 5,000,000 shares of "blank check" preferred stock. The Board has authority to divide the blank check preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including the voting rights of the shares of each series. The blank check preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company or be used to resist takeover offers opposed by the management. For instance, the Board could create impediments to or frustrate persons seeking to take us over or otherwise gain control of us by causing shares of blank check preferred stock with voting or conversion rights to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines not to be in our best interest. In addition, our ability to issue shares of blank check preferred stock with voting or conversion rights might be considered a threat to dilute the stock ownership that might be acquired by a person or entity that might consider making a takeover bid. We have never actually issued any preferred shares, have no plans at this time to issue any preferred shares, and have no knowledge of any person or entity considering a takeover bid.

TRANSFER AGENT

         The Transfer Agent for the common stock is Interwest Transfer Co., Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, Phone 801-272-9294, Fax 801-277-3174.

        ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

      We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at 5757 Wilshire Boulevard, Los Angeles, California 90036; and at the New York Regional Office of the SEC, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      We are specifically incorporating by reference into this Prospectus:

     o Our annual report on Form 10-K for 1999, as originally filed with the SEC and as amended, which contains audited financial statements for that year and certain prior periods

     o Our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000, as filed with the SEC

     o All future reports and proxy statements that we may file before the termination of this offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register under the Securities Act the common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement or in the exhibits to it, certain portions of which may have been omitted as permitted by the rules and regulations of the SEC. You may obtain from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC a copy of any contract or other document referred to in this Prospectus or in any document incorporated herein by reference that has been filed as an exhibit to the registration statement or such document.

         Our registration statement on Form S-3, including exhibits, as well as any reports, proxy statements and other information filed under the Exchange Act, can also be obtained electronically after we have filed them with the SEC through a variety of databases, including, among others, the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the SEC maintains a Website (at http://www.sec.gov) that contains information regarding us.

         Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement or Prospectus. The information in this Prospectus should be read together with the information and financial statements (including notes thereto) that appear or will appear in the documents referred to above as incorporated herein by reference. This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents (other than exhibits thereto) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered, from the Secretary, Eurotech, Ltd., 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030, (703) 352-4399 or by e-mail at eurtech@eurotechltd-.com.

Our registration statement on Form S-3, including exhibits, as well as any reports, proxy statements and other information filed under the Exchange Act, can also be obtained electronically after we have filed them with the SEC through a variety of databases, including, among others, the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the SEC maintains a Website (at http://www.sec.gov) that contains information regarding us.

      Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement or Prospectus. The information in this Prospectus should be read together with the information and financial statements (including notes thereto) that appear or will appear in the documents referred to above as incorporated herein by reference. This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents (other than exhibits thereto) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered, from the Secretary, Eurotech, Ltd., 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030, (703) 352-4399 or by e-mail at eurotech@eurotechltd.com.

================================================================================


We have not authorized any dealer, sales representative or other person to tell you anything about us that is not contained or incorporated by reference in this Prospectus. If anybody pretends to give you any other information about us, you should not rely on it. This Prospectus does not constitute an offer of any securities other than those described in it. It also does not constitute an offer to sell, or a solicitation of an offer to buy, any security to any person in any place where such offer or solicitation would be illegal.

--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary......................................................     3
Risk Factors............................................................     5
Use of Proceeds.........................................................    10
Selling Shareholders....................................................    10
Plan of Distribution....................................................    13
Description of Capital Stock............................................    14
Additional Information and Information Incorporated by Reference........    15

----------------------------------------------------------------------------



================================================================================







                                 EUROTECH, LTD.


                        15,554,418 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

                                   PROSPECTUS
                                 February , 2000

================================================================================

                                     PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Item 14 is not amended.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Item 15 is not amended

ITEM 16.  EXHIBITS

         The Exhibits shown in the attached Exhibit Index are either filed herewith or incorporated herein by reference to such Exhibits filed with other documents, as indicated in that Exhibit Index.

ITEM 17.  UNDERTAKINGS.

         Item 17 is not amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment no. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Virginia, on February 7, 2001.

                                            EUROTECH, LTD.



                                            By: /s/ Don V. Hahnfeldt
                                               ---------------------------------
                                               Don V. Hahnfeldt
                                               President and CEO

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated:


           Person                                Capacity                               Date
           ------                                --------                               ----

/s/ Chad A. Verdi*                Chairman of the Board of Directors               February 7, 2001
----------------------------
    Chad A. Verdi


/s/ Don V. Hahnfeldt              Director, President, Chief Executive Officer     February 7, 2001
----------------------------
    Don V. Hahnfeldt


/s/ Randolph A. Graves, Jr.*      Director                                         February 7, 2001
----------------------------
    Randolph A. Graves, Jr.


/s/ Leonid Khotin*                Director                                         February 7, 2001
----------------------------
     Leonid Khotin


/s/ Simon Nemzov*                 Director                                         February 7, 2001
----------------------------
    Simon Nemzow


/s/ Jon W. Dowie                  Treasurer, Chief Financial and Accounting        February 7, 2001
----------------------------      Officer
    Jon W. Dowie


*By Don V. Hahnfeldt, pursuant to power of attorney filed with the Registration Statement


                                                     /s/ Don V. Hahnfeldt
                                                     --------------------
                                                         Don V. Hahnfeldt
                                                         Attorney-in-fact


                                 EUROTECH, LTD.
                                    FORM S-3
                                  EXHIBIT INDEX

------------------ -------------------------------------------------------------------------- ---------------
                                                                                                 Location
   Exhibit No.                                    Description                                   Reference
------------------ -------------------------------------------------------------------------- ---------------
 1                 Not applicable

 2                 Not applicable

 4                 Not applicable

 5                 Opinion of Leonard Hurt Frost Lilly & Levin PC                                          +

 8                 Not applicable

12                 Not applicable

15                 Not applicable

23.1               Consent of Tabb, Conigliaro & McGann PC                                                 *

23.2               Consent of Leonard Hurt Frost Lilly & Levin PC (included in Exhibit 5)                  +

24                 Power of Attorney (included in signature page of original registration statement)
25
                   Not applicable
26
                   Not applicable
27
                   Not applicable
------------------ -------------------------------------------------------------------------- ---------------

Legend:
------

-------------- -----------------------------------------------------------------
*              Filed with Amendment No.1 to this registration statement

+              Filed herewith
-------------- -----------------------------------------------------------------